CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Auto-Callable Securities due 2023	$3,510,000	$437.00

September 2018

Pricing Supplement No. 975

Registration Statement Nos. 333-221595; 333-221595-01

Dated September 11, 2018

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in International Equities

Jump Securities with Auto-Callable Feature Based on the Performance of the EURO STOXX 50® Index due September 14, 2023, With 1-year Initial Non-Call Period

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities do not provide for the regular payment of interest, will provide a minimum payment at maturity of only 20% of the stated principal amount and have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented or modified by this document. Beginning after one year, the securities will be automatically redeemed if the index closing value on any of the quarterly determination dates is greater than or equal to the initial index value, for an early redemption payment that will increase over the term of the securities and that will correspond to a return of approximately 9.65% per annum, as described below. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final index value is greater than or equal to the initial index value, investors will receive a fixed positive return that will also correspond to a return of approximately 9.65% per annum, as set forth below. If the securities are not automatically redeemed prior to maturity and the final index value is less than the initial index value but has not decreased by an amount greater than the specified buffer amount, investors will receive the stated principal amount of their investment. However, if the securities are not automatically redeemed prior to maturity and the final index value is less than the initial index value by an amount greater than the buffer amount, investors will lose 1% for every 1% decline beyond the specified buffer amount, subject to the minimum payment at maturity of 20% of the stated principal amount. Accordingly, investors may lose up to 80% of the stated principal amount of the securities. These long-dated securities are for investors who are willing to risk their principal and forego current income and participation in the appreciation of the underlying index in exchange for the possibility of receiving an early redemption payment or payment at maturity greater than the stated principal amount if the underlying index closes at or above the initial index value on a quarterly determination date or the final determination date, respectively, with no possibility of an early redemption until after the one-year non-call period and the buffer feature that applies only to a limited range of performance of the underlying index. Investors will not participate in any appreciation of the EURO STOXX 50® Index. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlying index:	EURO STOXX 50® Index
Aggregate principal amount:	$3,510,000
Stated principal amount:	$10 per security
Issue price:	$10 per security
Pricing date:	September 11, 2018
Original issue date:	September 14, 2018 (3 business days after the pricing date)
Maturity date:	September 14, 2023
Early redemption:	The securities are not subject to automatic early redemption until approximately one year after the original issue date. Following the initial 1-year non-call period, if, on any quarterly determination date (other than the final determination date), beginning on September 16, 2019, the index closing value of the underlying index is greater than or equal to the initial index value, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date.
Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of approximately 9.65% per annum) for each quarterly determination date. See “Determination Dates and Early Redemption Payments” below.

No further payments will be made on the securities once they have been redeemed.

Determination dates:

Quarterly. See “Determination Dates and Early Redemption Payments” below. We also refer to September 11, 2023 as the final determination date.

The determination dates are subject to postponement for non-index business days and certain market disruption events.

Early redemption dates:	The third business day after the relevant determination date
Initial index value:	3,311.66, which is the index closing value on the pricing date
Final index value:	The index closing value on the final determination date
Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

• If the final index value is greater than or equal to the initial index value:

$14.825

• If the final index value is less than the initial index value but has decreased from the initial index value by an amount less than or equal to the buffer amount of 20%:

$10

• If the final index value is less than the initial index value and has decreased from the initial index value by an amount greater than the buffer amount of 20%:

$10 + [$10 × (index return + 20%)]

Under these circumstances, the payment at maturity will be less than the stated principal amount of $10. However, under no circumstances will the securities pay less than the minimum payment at maturity of $2 per security.

Buffer amount:	20%. As a result of the buffer amount of 20%, the value at or above which the underlying index must close on the final determination date so that investors do not suffer a loss on their initial investment in the securities is 2,649.328, which is 80% of the initial index value.
Minimum payment at maturity:	$2 per security (20% of the stated principal amount)
Index return:	(Final index value – initial index value) / initial index value
CUSIP:	61768T142
ISIN:	US61768T1429
Listing:	The securities will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”) , an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$9.718 per security. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public	Agent’s commissions and fees	Proceeds to us(3)
Per security	$10.00	$0.20(1)
		$0.05(2)	$9.75
Total	$3,510,000	$87,750	$3,422,250

(1)	Selected dealers, including Morgan Stanley Wealth Management (an affiliate of the agent), and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $0.20 for each security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(2)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $0.05 for each security.

(3)	See “Use of proceeds and hedging” on page 19.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 11.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated November 16, 2017      Index Supplement dated November 16, 2017

Prospectus dated November 16, 2017

Morgan Stanley Finance LLC

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Principal at Risk Securities

Determination Dates and Early Redemption Payments

(Beginning After One Year)

Determination Dates	Early Redemption Payments (per $10 Security)
1st determination date: September 16, 2019	$10.965
2nd determination date: December 11, 2019	$11.20625
3rd determination date: March 11, 2020	$11.4475
4th determination date: June 11, 2020	$11.68875
5th determination date: September 11, 2020	$11.93
6th determination date: December 11, 2020	$12.17125
7th determination date: March 11, 2021	$12.4125
8th determination date: June 11, 2021	$12.65375
9th determination date: September 13, 2021	$12.895
10th determination date: December 13, 2021	$13.13625
11th determination date: March 11, 2022	$13.3775
12th determination date: June 13, 2022	$13.61875
13th determination date: September 12, 2022	$13.86
14th determination date: December 12, 2022	$14.10125
15th determination date: March 13, 2023	$14.3425
16th determination date: June 12, 2023	$14.58375
Final determination date: September 11, 2023	See “Payment at maturity” above.

September 2018	Page 2

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Investment Summary

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Principal at Risk Securities

Jump Securities with Auto-Callable Feature Based on the Performance of the EURO STOXX 50® Index due September 14, 2023, With 1-year Initial Non-Call Period (the “securities”) do not provide for the regular payment of interest and do not guarantee the full repayment of principal. Instead, beginning after one year, the securities will be automatically redeemed if the index closing value on any quarterly determination date is greater than or equal to the initial index value, for an early redemption payment that will increase over the term of the securities and that will correspond to a return of approximately 9.65% per annum, as described below. At maturity, if the securities have not previously been redeemed and the final index value is greater than or equal to the initial index value, investors will receive a fixed positive return that will also correspond to a return of approximately 9.65% per annum, as set forth below. If the final index value is less than the initial index value but has not decreased by an amount greater than the specified buffer amount, investors will receive the stated principal of $10. However, if the final index value is less than the initial index value by an amount greater than the buffer amount, investors will lose 1% for every 1% decline beyond the specified buffer amount, subject to the minimum payment at maturity of 20% of the stated principal amount. Accordingly, investors must be willing to accept the risk of losing up to 80% of the stated principal amount of the securities.

Maturity:	5 years
Automatic early redemption:	The securities are not subject to automatic early redemption until approximately one year after the original issue date. Following this initial 1-year non-call period, if, on any quarterly determination date, the index closing value of the underlying index is greater than or equal to the initial index value, the securities will be automatically redeemed for the early redemption payment on the related early redemption date.
Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of approximately 9.65% per annum) for each quarterly determination date, as follows:

• 1st determination date: $10.965

• 2nd determination date: $11.20625

• 3rd determination date: $11.4475

• 4th determination date: $11.68875

• 5th determination date: $11.93

• 6th determination date: $12.17125

• 7th determination date: $12.4125

• 8th determination date: $12.65375

• 9th determination date: $12.895

• 10th determination date: $13.13625

• 11th determination date: $13.3775

• 12th determination date: $13.61875

• 13th determination date: $13.86

• 14th determination date: $14.10125

• 15th determination date: $14.3425

• 16th determination date: $14.58375

No further payments will be made on the securities once they have been redeemed.

Payment at maturity:	If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

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•  If the final index value is greater than or equal to the initial index value:

$14.825

•     If the final index value is less than the initial index value but has decreased from the initial index value by an amount less than or equal to the buffer amount of 20%:

$10

•  If the final index value is less than the initial index value and has decreased from the initial index value by an amount greater than the buffer amount of 20%:

$10 + [$10 × (index return + 20%)]

If the final index value is less than the initial index value and has decreased from the initial index value by an amount greater than the buffer amount, the payment at maturity will be less than the stated principal amount of $10. However, under no circumstances will the securities pay less than $2 per security at maturity. Accordingly, investors must be willing to accept the risk of losing up to 80% of the stated principal amount of the securities.

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The original issue price of each security is $10. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $10. We estimate that the value of each security on the pricing date is $9.718.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying index. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying index, instruments based on the underlying index, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the early redemption payment amounts, the buffer amount and the minimum payment at maturity, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying index, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying index, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

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Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, beginning after one year, the securities will be automatically redeemed for an early redemption amount (corresponding to a return of approximately 9.65% per annum) if the index closing value on any quarterly determination date is greater than or equal to the initial index value.

The following scenarios are for illustrative purposes only to demonstrate how an automatic early redemption payment or the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed prior to maturity and the payment at maturity may be up to 80% less than the stated principal amount of the securities.

Scenario 1: The securities are redeemed prior to maturity	Beginning after one year, when the underlying index closes at or above the initial index value on any quarterly determination date, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date, corresponding to a return of approximately 9.65% per annum. Investors do not participate in any appreciation of the underlying index.
Scenario 2: The securities are not redeemed prior to maturity, and investors receive a fixed positive return at maturity	This scenario assumes that the underlying index closes below the initial index value on each of the quarterly determination dates (beginning after one year). Consequently, the securities are not redeemed prior to maturity. On the final determination date, the underlying index closes at or above the initial index value. At maturity, investors will receive a cash payment equal to $14.825 per stated principal amount, corresponding to a return of approximately 9.65% per annum. Investors do not participate in any appreciation of the underlying index.
Scenario 3: The securities are not redeemed prior to maturity, and investors receive the stated principal amount at maturity	This scenario assumes that the underlying index closes below the initial index value on each of the quarterly determination dates (beginning after one year). Consequently, the securities are not redeemed prior to maturity. On the final determination date, the underlying index closes below the initial index value but is not less than the initial index value by an amount greater than the buffer amount of 20%. At maturity, investors will receive a cash payment equal to the stated principal amount of $10.
Scenario 4: The securities are not redeemed prior to maturity, and investors suffer a loss of principal at maturity	This scenario assumes that the underlying index closes below the initial index value on each of the quarterly determination dates (beginning after one year). Consequently, the securities are not redeemed prior to maturity. On the final determination date, the underlying index closes below the initial index value and is less than the initial index value by an amount greater than the buffer amount of 20%. At maturity, investors will receive an amount that is less than the stated principal amount by an amount that is proportionate to the percentage decrease of the underlying index from the initial index value beyond the buffer amount. Under these circumstances, the payment at maturity will be less than the stated principal amount. Investors may lose up to 80% of their investment in the securities.

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Hypothetical Examples

The following hypothetical examples are for illustrative purposes only. Whether the securities are redeemed prior to maturity will be determined by reference to the index closing value on each of the quarterly determination dates (beginning after one year), and the payment at maturity will be determined by reference to the index closing value on the final determination date. The actual initial index value is set forth on the cover page of this document. Some numbers appearing in the examples below have been rounded for ease of analysis. All payments on the securities are subject to our credit risk. The below examples are based on the following terms:

Hypothetical Initial Index Value:	3,500
Early Redemption Payment:

The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of approximately 9.65% per annum) for each quarterly determination date (beginning after one year), as follows:

• 1st determination date: $10.965

• 2nd determination date: $11.20625

• 3rd determination date: $11.4475

• 4th determination date: $11.68875

• 5th determination date: $11.93

• 6th determination date: $12.17125

• 7th determination date: $12.4125

• 8th determination date: $12.65375

• 9th determination date: $12.895

• 10th determination date: $13.13625

• 11th determination date: $13.3775

• 12th determination date: $13.61875

• 13th determination date: $13.86

• 14th determination date: $14.10125

• 15th determination date: $14.3425

• 16th determination date: $14.58375

No further payments will be made on the securities once they have been redeemed.

Payment at Maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

•     If the final index value is greater than or equal to the initial index value:

$14.825

•     If the final index value is less than the initial index value but has decreased from the initial index value by an amount less than or equal to the buffer amount of 20%:

$10

•     If the final index value is less than the initial index value and has decreased from the initial index value by an amount greater than the buffer amount of 20%:

$10 + [$10 × (index return + 20%)]

Under these circumstances, the payment at maturity will be less than the stated principal amount of $10. However, under no circumstances will the securities pay less than the minimum payment at maturity of $2 per security.

Stated Principal Amount:	$10

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Automatic Call:

Example 1 — the securities are redeemed following the second determination date

Date	Index Closing Value	Payment (per Security)
1st Determination Date	2,800 (below the initial index value, securities are not redeemed)	--
2nd Determination Date	3,700 (at or above the initial index value, securities are automatically redeemed)	$11.20625

In this example, the index closing value on the first determination date is below the initial index value, and the index closing value on the second determination date is at or above the initial index value. Therefore the securities are automatically redeemed on the second early redemption date. Investors will receive $11.20625 per security on the related early redemption date, corresponding to an annual return of approximately 9.65%. No further payments will be made on the securities once they have been redeemed, and investors do not participate in the appreciation of the underlying index.

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Payment at Maturity

In the following examples, the index closing value on each of the quarterly determination dates (beginning after one year) is less than the initial index value, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

Example 1 — the final index value is at or above the initial index value

Date	Index Closing Value	Payment (per Security)
1st Determination Date	2,500 (below the initial index value, securities are not redeemed)	--
2nd Determination Date	2,200 (below the initial index value, securities are not redeemed)	--
3rd Determination Date	2,900 (below the initial index value, securities are not redeemed)	--
4th Determination Date	3,300 (below the initial index value, securities are not redeemed)	--
5th to 16th Determination Dates	Various closing values (all below the initial index value, securities are not redeemed)	--
Final Determination Date	5,950 (at or above the initial index value)	$14.825

In this example, the index closing value is below the initial index value on each of the determination dates before the final determination date, and therefore the securities are not redeemed prior to maturity. On the final determination date, the underlying index has appreciated 70% from the hypothetical initial index value. At maturity, investors receive $14.825 per security, corresponding to an annual return of approximately 9.65%. However, investors do not participate in the appreciation of the underlying index over the term of the securities.

Example 2 — the final index value is below the initial index value but has decreased from the initial index value by an amount less than or equal to the buffer amount of 20%:

Date	Index Closing Value	Payment (per Security)
1st Determination Date	2,500 (below the initial index value, securities are not redeemed)	--
2nd Determination Date	2,200 (below the initial index value, securities are not redeemed)	--
3rd Determination Date	2,900 (below the initial index value, securities are not redeemed)	--
4th Determination Date	3,300 (below the initial index value, securities are not redeemed)	--
5th to 16th Determination Dates	Various closing values (all below the initial index value, securities are not redeemed)	--

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Final Determination Date	3,100 (below the initial index value, but has decreased from the initial index value by an amount less than or equal to the buffer amount of 20%)	$10.00

In this example, the index closing value is below the initial index value on each of the determination dates before the final determination date, and therefore the securities are not redeemed prior to maturity. On the final determination date, the final index value is below the initial index value but has decreased from the initial index value by an amount less than or equal to the buffer amount of 20%, and accordingly, investors receive a payment at maturity equal to the stated principal amount of $10.00 per security.

Example 3 — the final index value has decreased from the initial index value by an amount greater than the buffer amount of 20%

Date	Index Closing Value	Payment (per Security)
1st Determination Date	2,500 (below the initial index value, securities are not redeemed)	--
2nd Determination Date	2,200 (below the initial index value, securities are not redeemed)	--
3rd Determination Date	2,900 (below the initial index value, securities are not redeemed)	--
4th Determination Date	2,500 (below the initial index value, securities are not redeemed)	--
5th to 16th Determination Dates	Various closing values (all below the initial index value, securities are not redeemed)	--
Final Determination Date	1,750 (below the initial index value and has decreased from the initial index value by an amount greater than the buffer amount of 20%)	$10 + [$10 × (index return + 20%)] = $10 + [$10 × (-50% + 20%)] = $7.00

In this example, the index closing value is below the initial index value on each of the determination dates before the final determination date, and therefore the securities are not redeemed prior to maturity. On the final determination date, the final index value has decreased from the initial index value by an amount greater than the buffer amount of 20%, and accordingly, investors lose 1 % for every 1% by which the underlying index has declined over the term of the securities beyond the buffer amount, and will receive a payment at maturity that is significantly less than the stated principal amount of the securities. The payment at maturity is $7.00 per security, representing a loss of 30% on your investment.

If the securities are not redeemed prior to maturity and the final index value is less than the initial index value by an amount greater than the buffer amount of 20%, you will lose some, and up to 80%, of your investment in the securities.

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Risk Factors

The following is a list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

▪	The securities do not pay interest and provide a minimum payment at maturity of only 20% of your principal. The terms of the securities differ from those of ordinary debt securities in that they do not pay interest and provide a minimum payment at maturity of only 20% of the stated principal amount of the securities, subject to our credit risk. If the securities have not been automatically redeemed prior to maturity and if the final index value has declined from the initial index value by an amount greater than the buffer amount of 20%, you will receive for each security that you hold at maturity an amount that is less than the stated principal amount by an amount proportionate to the decline in the value of the underlying index from the initial index value beyond the buffer amount. Accordingly, you could lose up to 80% of the stated principal amount of the securities.

▪	The appreciation potential of the securities is limited by the fixed early redemption payment or payment at maturity specified for each determination date. The appreciation potential of the securities is limited to the fixed early redemption payments specified for each determination date, if the underlying index closes at or above the initial index value on any of the first sixteen determination dates, or to the fixed $14.825 upside payment at maturity, if the securities have not been redeemed prior to maturity and the final index value is at or above the initial index value. In all cases, you will not participate in any appreciation of the underlying index, which could be significant.

▪	The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of the underlying index on any day will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

o	the volatility (frequency and magnitude of changes in value) of the EURO STOXX 50® Index,

o	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the component stocks of the underlying index or securities markets generally and which may affect the value of the underlying index,

o	dividend rates on the securities underlying the EURO STOXX 50® Index,

o	the time remaining until the securities mature,

o	interest and yield rates in the market,

o	the availability of comparable instruments,

o	the composition of the EURO STOXX 50® Index and changes in the constituent stocks of such index, and

o	any actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. You cannot predict the future performance of the EURO STOXX 50® Index based on its historical performance. There can be no assurance that the closing value of the underlying index will be at or above the initial index value on any of the quarterly determination dates (beginning after one year) or that the final index level will not decrease from the initial index value by an amount greater than the buffer amount of 20% so that you do not suffer a loss on your initial investment in the securities. See “EURO STOXX 50® Index Overview” below.

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▪	There are risks associated with investments in securities linked to the value of foreign equity securities. The securities are linked to the value of foreign equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions between countries.

▪	The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities upon an early redemption or at maturity and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

▪	As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

▪	Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no further payments on the securities and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be redeemed in the first year of the term of the securities.

▪	The securities will not be listed on any securities exchange and secondary trading may be limited, and accordingly, you should be willing to hold your securities for the entire 5-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact.

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If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

▪	Not equivalent to investing in the underlying index. Investing in the securities is not equivalent to investing in the underlying index or its component stocks. Investors in the securities will not participate in any appreciation of the underlying index, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute the underlying index.

▪	The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying index, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

▪	The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

▪	Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers have carried out, and will continue to carry out, hedging activities related to the securities (and to other instruments linked to the underlying index or its component stocks), including trading in the stocks that constitute the underlying index as well as in other instruments related to the underlying index. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Some of our affiliates also trade the stocks that constitute the underlying index and other financial instruments related to the underlying index on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could have increased the initial index value, and, therefore, could have increased (i) the value at or above which the underlying index must close on the determination dates so that the securities are redeemed prior to maturity for the early redemption payment, or so that you receive a positive return at maturity, and (ii) the value at or above which the underlying index must close on the final determination date so that

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you are not exposed to the negative performance of the underlying index at maturity. Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of the underlying index on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity.

▪	The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. has determined the initial index value and will determine whether the securities will be redeemed on any early redemption date, the final index value and the payment you will receive at maturity. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the index closing value in the event of a market disruption event or discontinuance of the underlying index, may adversely affect the payout to you at maturity. For further information regarding these types of determinations, see "Description of Auto-Callable Securities—Postponement of Determination Dates," "—Alternate Exchange Calculation in Case of an Event of Default,” "—Discontinuance of Any Underlying Index; Alternation of Method of Calculation” and "—Calculation Agent and Calculations" in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

▪	Adjustments to the underlying index could adversely affect the value of the securities. The publisher of the underlying index may add, delete or substitute the component stocks of the underlying index or make other methodological changes that could change the value of the underlying index. Any of these actions could adversely affect the value of the securities. The publisher of the underlying index may also discontinue or suspend calculation or publication of the underlying index at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index. MS & Co. could have an economic interest that is different than that of investors in the securities insofar as, for example, MS & Co. is permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index, the determination of whether the securities will be redeemed on any subsequent early redemption date or the payment at maturity, as applicable, will be based on whether the value of the underlying index based on the closing prices of the securities constituting the underlying index at the time of such discontinuance, without rebalancing or substitution, computed by MS & Co. as calculation agent in accordance with the formula for calculating the underlying index last in effect prior to such discontinuance is greater than or equal to the initial index value or 80% of the initial index value, as applicable.

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Provisions – Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment for the securities, the timing and character of income on the securities might differ significantly from the tax treatment described in the Tax Disclosure Sections. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the securities as ordinary income. Additionally, as discussed under “United States Federal Taxation—FATCA” in the accompanying product supplement for auto-callable securities, the withholding rules commonly referred to as “FATCA” would apply to the securities if they were recharacterized as debt instruments. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. We do not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to

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require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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EURO STOXX 50® Index Overview

The EURO STOXX 50® Index was created by STOXX Limited, which is owned by Deutsche Börse AG and SIX Group AG. Publication of the EURO STOXX 50® Index began on February 26, 1998, based on an initial index value of 1,000 at December 31, 1991. The EURO STOXX 50® Index is composed of 50 component stocks of market sector leaders from within the STOXX 600 Supersector Indices, which includes stocks selected from the Eurozone. The component stocks have a high degree of liquidity and represent the largest companies across all market sectors. For additional information about the EURO STOXX 50® Index, see the information set forth under “EURO STOXX 50® Index” in the accompanying index supplement.

Information as of market close on September 11, 2018:

Bloomberg Ticker Symbol:	SX5E
Current Index Closing Value:	3,311.66
52 Weeks Ago:	3,495.19
52 Week High (on 11/1/2017):	3,697.40
52 Week Low (on 3/26/2018):	3,278.72

The following graph sets forth the published high and low index closing values, as well as end-of-quarter index closing values, of the underlying index for each quarter in the period from January 1, 2013 through September 11, 2018. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the underlying index for each quarter in the same period. The index closing value of the underlying index on September 11, 2018 was 3,311.66. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The underlying index has at times experienced periods of high volatility, and you should not take the historical values of the underlying index as an indication of its future performance.

EURO STOXX 50® Index Daily Index Closing Values January 1, 2013 to September 11, 2018

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EURO STOXX 50® Index	High	Low	Period End
2013
First Quarter	2,749.27	2,570.52	2,624.02
Second Quarter	2,835.87	2,511.83	2,602.59
Third Quarter	2,936.20	2,570.76	2,893.15
Fourth Quarter	3,111.37	2,902.12	3,109.00
2014
First Quarter	3,172.43	2,962.49	3,161.60
Second Quarter	3,314.80	3,091.52	3,228.24
Third Quarter	3,289.75	3,006.83	3,225.93
Fourth Quarter	3,277.38	2,874.65	3,146.43
2015
First Quarter	3,731.35	3,007.91	3,697.38
Second Quarter	3,828.78	3,424.30	3,424.30
Third Quarter	3,686.58	3,019.34	3,100.67
Fourth Quarter	3,506.45	3,069.05	3,267.52
2016
First Quarter	3,178.01	2,680.35	3,004.93
Second Quarter	3,151.69	2,697.44	2,864.74
Third Quarter	3,091.66	2,761.37	3,002.24
Fourth Quarter	3,290.52	2,954.53	3,290.52
2017
First Quarter	3,500.93	3,230.68	3,500.93
Second Quarter	3,658.79	3,409.78	3,441.88
Third Quarter	3,594.85	3,388.22	3,594.85
Fourth Quarter	3,697.40	3,503.96	3,503.96
2018
First Quarter	3,672.29	3,324.75	3,361.50
Second Quarter	3,592.18	3,340.35	3,395.60
Third Quarter (through September 11, 2018)	3,527.18	3,293.36	3,311.66

“EURO STOXX 50®” and “STOXX®” are registered trademarks of STOXX Limited. For more information, see “EURO STOXX 50® Index” in the accompanying index supplement.

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Additional Information About the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Postponement of the maturity date and early redemption dates:	If any determination date is postponed due to a non-index business day or certain market disruption events so that it falls less than two business days prior to the relevant scheduled early redemption date or maturity date, the early redemption date or maturity date will be postponed to the second business day following that determination date as postponed, and no adjustment will be made to any early redemption payment or the payment at maturity made on such postponed date.
Underlying index publisher:	STOXX Limited
Jump securities with auto-callable feature:	The accompanying product supplement refers to these jump securities with auto-callable feature as the “auto-callable securities.”
Denominations:	$10 per security and integral multiples thereof
Minimum ticketing size:	$1,000 / 100 securities
Tax considerations:	Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, each security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, the following U.S. federal income tax consequences should result based on current law:

▪ A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

▪  Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

In 2007, the U.S. Treasury Department and the Internal Revenue Service (the “IRS”) released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for auto-callable securities, Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or

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more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2019 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by the aforementioned notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Use of proceeds and hedging:

The proceeds we receive from the sale of the securities will be used for general corporate purposes. We will receive, in aggregate, $10 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 3 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we hedged our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third party dealers. We expect our hedging counterparties to have taken positions in the securities constituting the underlying index and in futures and/or options contracts on the underlying index or its component stocks listed on major securities markets. Such purchase activity could have increased the initial index value, and, therefore, could have increased (i) the value at or above which the underlying index must close on the determination dates so that the securities are redeemed prior to maturity for the early redemption payment, or so that you receive a positive return at maturity, and (ii) the value at or above which the underlying index must close on the final determination date so that you are not exposed to the negative performance of the underlying index at maturity. These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of the underlying index on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.

Benefit plan investor considerations:	Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and

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instruments governing the Plan.

In addition, we and certain of our affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (such accounts and plans, together with other plans, accounts and arrangements subject to Section 4975 of the Code, also “Plans”). ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons. Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Code Section 4975(d)(20) provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

Because we may be considered a party in interest with respect to many Plans, the securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition of these securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder

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of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)   the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)  we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our obligations under the securities;

(iii) any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)  our interests are adverse to the interests of the purchaser or holder; and

(v)   neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan. In this regard, neither this discussion nor anything provided in this document is or is intended to be investment advice directed at any potential Plan purchaser or at Plan purchasers generally and such purchasers of these securities should consult and rely on their own counsel and advisers as to whether an investment in these securities is suitable.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the securities if the account, plan or annuity is for the benefit of an employee of Morgan Stanley or Morgan Stanley Wealth Management or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the securities by the account, plan or annuity.

Additional considerations:	Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.
Supplemental information regarding plan of distribution; conflicts of interest:

The agent may distribute the securities through Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”), as selected dealer, or other dealers, which may include Morgan Stanley & Co. International plc (“MSIP”) and Bank Morgan Stanley AG. Morgan Stanley Wealth Management, MSIP and Bank Morgan Stanley AG are affiliates of ours. Selected dealers, including Morgan Stanley Wealth Management, and their financial advisors will collectively receive from the agent, Morgan Stanley & Co. LLC, a fixed sales commission of $0.20 for each security they sell. In addition, Morgan Stanley Wealth Management will receive a structuring fee of $0.05 for each security.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

September 2018	Page 21

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature Based on the Performance of the EURO STOXX 50® Index due September 14, 2023, With 1-year Initial Non-Call Period

Principal at Risk Securities

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.
Validity of the securities:	In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated November 16, 2017, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on November 16, 2017.
Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.
Where you can find more information:

MSFL and Morgan Stanley have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities, the index supplement and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about MSFL, Morgan Stanley and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, MSFL, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for auto-callable securities and the index supplement if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2017

Index Supplement dated November 16, 2017

Prospectus dated November 16, 2017

Terms used but not defined in this document are defined in the product supplement for auto-callable securities, in the index supplement or in the prospectus.

September 2018	Page 22